UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009 (October 22, 2009)

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In media interviews on October 22, 2009, Union Pacific Corporation (the Company) Chairman and Chief Executive Officer Jim Young indicated that challenging economic conditions in the year ahead would likely result in close to flat traffic volume in 2010 for Union Pacific Railroad Company, the principal operating subsidiary of the Company. Given the tremendous uncertainty regarding the direction of the economy and the speed of any economic recovery, these statements should not be viewed as the Company’s guidance regarding traffic volume for 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2009

UNION PACIFIC CORPORATION

By:	/s/ ROBERT M. KNIGHT, JR.
Robert M. Knight, Jr.
Executive Vice President – Finance and Chief Financial Officer